UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive,

Troy, MI 48098

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (248) 312-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	FBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 10, 2020, MP Thrift Investments L.P. (“MP Thrift”) completed a secondary offering (the “Offering”) of 9,112,705 shares of common stock, par value $0.01 per share (the “Common Stock”), of Flagstar Bancorp, Inc. (the “Company”), at a public offering price of $30.60 per share, less underwriting discounts and commissions, as described in the prospectus supplement, dated November 5, 2020, filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 9, 2020.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated November 5, 2020 (the “Underwriting Agreement”), by and among the Company, MP Thrift and Morgan Stanley & Co. LLC, as underwriter in the Offering. At the completion of the Offering, MP Thrift no longer beneficially owned any shares of Common Stock.

The shares of Common Stock sold by MP Thrift in the Offering were registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-225397), which was filed with the Commission on June 1, 2018 (the “Registration Statement”). The Company did not receive any of the proceeds from the sale of the shares of Common Stock by MP Thrift in the Offering.

The Underwriting Agreement is filed as Exhibit 1.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits

1.1	Underwriting Agreement, dated November 5, 2020 (the “Underwriting Agreement”), by and among Flagstar Bancorp, Inc., MP Thrift Investments L.P. and Morgan Stanley & Co. LLC, as underwriter in the Offering.

5.1	Opinion of Warner Norcross + Judd LLP.

23.1	Consent of Warner Norcross + Judd LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: November 10, 2020	By:	/s/ James K. Ciroli
James K. Ciroli Executive Vice President and Chief Financial Officer